UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 4, 2004

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222

(Address of Principal Executive Offices) (Zip Code)

(414) 259-5333

Registrant’s telephone number, including area code

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On August 4, 2004, Briggs & Stratton Corporation (the “Company”) notified Deloitte & Touche LLP (“Deloitte & Touche”) of its dismissal as the Company’s independent public accountant and appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s new independent public accountant. The decision to dismiss Deloitte & Touche and to retain PricewaterhouseCoopers was recommended by the Company’s Audit Committee and approved by its Board of Directors. Deloitte & Touche will continue as the Company’s independent auditor for the fiscal year ended June 27, 2004. This action effectively dismissed Deloitte & Touche as the Company’s independent auditor for the fiscal year commenced June 28, 2004.

The report of Deloitte & Touche on the Company’s consolidated financial statements for the fiscal year ended June 29, 2003, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with its audit of the Company’s financial statements for the fiscal year ended June 29, 2003, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference thereto in its report on the Company’s financial statements as of and for the fiscal year ended June 29, 2003.

For the fiscal year ended June 27, 2004 and through the date of this Form 8-K, there have been no disagreements with Deloitte and Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

None of the reportable events described in Item 304(a) (1) (v) of Regulation S-K occurred during the fiscal years ended June 27, 2004 and June 29, 2003, and through the date of this Form 8-K.

During the fiscal years ended June 27, 2004 and June 29, 2003, and through the date of this Form 8-K, the Company did not consult with PricewaterhouseCoopers regarding any of the matters or events set forth in Item 304 (a) (2) (i) and (ii) of Regulation S-K.

The Company has requested Deloitte & Touche to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing disclosures. The letter will be included in the amended Form 8-K filed upon effective dismissal of Deloitte & Touche.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: August 6, 2004	By:	/s/ James E. Brenn
James E. Brenn
Senior Vice President and Chief Financial Officer
Duly Authorized Officer